Exhibit 23
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               Consent of Independent Certified Public Accountants
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     We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 (No. 333-44769) of our report dated December 15, 1999 relating to the financial statements, which appear in the 1999 Annual Report to Shareholders of Nobility Homes, Inc., which is incorporated by reference in Nobility Homes, Inc.'s Annual Report on Form 10-K for the fiscal year ended November 6, 1999.

PricewaterhouseCoopers LLP

Orlando, Florida
February 4, 2000